EX-28.q.11

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, NATIONWIDE MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), various registration statements and amendments thereto with respect to the issuance and sale of shares of the Trust; and

WHEREAS, the undersigned has been elected as a Trustee of the Trust effective April 1, 2019, as indicated beside her name;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ERIC E. MILLER, ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, her attorney, with full power of substitution and re-substitution, for and in her name, place and stead, in any and all capacities, to approve and sign such registration statements and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set her name and seal as of this 6th day of March 2019.

/s/ M. Diane Koken
M. Diane Koken, Trustee

STATE OF OHIO	)
) ss:
COUNTY OF FRANKLIN	)

Before me, a Notary Public in and for said county and state, personally appeared M. Diane Koken, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for purposes therein expressed.

WITNESS my hand and official seal this 6th day of March 2019.

/s/ Amy Haid
Name:
Notary Public

My Commission Expires: N/A